Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-39400, 333-81774, 333-89970, 333-89970-01,
333-89970-02 and 333-11283) and the Registration Statements on Form S-8 (Nos. 333-43737, 333-50793, 333-72156, 333-103818 and 333-101506) of Ameren
Corporation of our reports dated February 12, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP


St. Louis, Missouri
March 9, 2004